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EXHIBIT 11. STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                         Three Months Ended
                                                                           March 31, 2000
                                                                       ---------------------
                                                                       (In Thousands, Except
                                                                           Per Share Data)

1.   Net Income                                                                 $55,497
       Less: Preferred stock dividends declared                                   1,500
                                                                                 ------
     Net income available to common shareholders                                $53,997
                                                                                 ======

2.   Weighted average common shares outstanding                                  51,667
3.   ESOP shares not committed to be released                                    (2,962)
                                                                                 ------
4.   Total weighted average common shares outstanding                            48,705
                                                                                 ======

5.   Basic earnings per common share                                            $  1.11
                                                                                 ======

6.   Total weighted average common shares outstanding                            48,705
7.   Dilutive effect of stock options using the treasury
       stock method                                                                 683
                                                                                 ------
8.   Total average common and common equivalent
       shares                                                                    49,388
                                                                                 ======

9.   Diluted earnings per common share                                          $  1.09
                                                                                 ======





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